Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED GASTAR EXPLORATION INC. EMPLOYEE CHANGE OF CONTROL SEVERANCE PLAN

The GASTAR EXPLORATION INC. EMPLOYEE CHANGE OF CONTROL SEVERANCE PLAN (as previously amended, restated and renamed) (the “Plan”) is hereby amended effective as of March 10, 2015 pursuant to the authorization and direction of the Board of Directors of GASTAR EXPLORATION INC.

1.Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

APPENDIX A

Position of Covered Employee	Severance Period (in years)	Bonus Target
CEO	3.00	89%**
CFO	2.50	88%**
COO	2.50	88%**
VP	2.00	65%
Director	1.50	30%
Manager	1.25	0%
Supervisor	1.00	0%
Staff	0.75	0%

**In the case of the CEO, CFO and COO, the Bonus Target used for purposes of this Appendix A shall be automatically deemed updated to reflect any upward adjustments to such individual’s annual bonus target which are approved by the Compensation Committee of the Board of Directors of the Company.

2.Except as expressly modified by this Fourth Amendment, the terms of the Plan shall remain in full force and effect and are hereby confirmed and ratified.

EFFECTIVE for all purposes as of March 10, 2015.

GASTAR EXPLORATION INC.

By: /s/ J. Russell Porter
Name: J. Russell Porter
Title: President and Chief Executive Officer